                                                                    EXHIBIT 10.1


                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of August 1, 1997, is among THE DII GROUP, INC., a Delaware corporation, formerly known as DOVatron International, Inc. ("DII"), DOVATRON INTERNATIONAL, INC., a Delaware corporation, formerly known as DOVatron, Inc., CENCORP INC., a Delaware corporation, MULTILAYER TECHNOLOGY, INC., a California corporation ("MTI"), and TTI TESTRON, INC., a Delaware corporation, formerly known as TTI Merger Corporation, as successor to TTI Testron, Inc., a Rhode Island corporation, by virtue of its merger with TTI Merger Corporation (collectively, the "Original Borrowers"), Orbit Semiconductor, Inc., a Delaware corporation (collectively with the Original Borrowers, the "Existing Borrowers"), and MULTILAYER TEK, L.P., a Texas limited partnership ("MTLP") (MTLP collectively with the Existing Borrowers, the "Borrowers") and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association ("Norwest"), THE CHASE MANHATTAN BANK, a New York state bank, as successor to The Chase Manhattan Bank, N.A., a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois state bank, and NBD BANK, a Michigan banking corporation (together with their respective successors and permitted assigns, if any, from time to time, individually, a "Lender" and collectively, the "Lenders"), and Norwest, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Original Borrowers, the Lenders and the Agent are parties to the Loan Agreement, dated as of April 4, 1996, as amended by a First Amendment to Loan Agreement executed December 20, 1996 by and among the Existing Borrowers, the Lenders and the Agent (as further amended, and as it may hereafter be amended, restated or supplemented from time to time, the "Loan Agreement"), providing for a Loan from the Lenders to Existing Borrowers. Capitalized terms that are used but not defined herein have the meanings set forth in the Loan Agreement.

         B. The parties desire to enter into this Amendment in order to (i) increase the Maximum Loan Amount from $60,000,000 to $80,000,000, (ii) revise certain financial covenants contained in the Loan Agreement as described herein,
(iii) extend the Maturity Date, (iv) provide for a pledge of the assets, including real estate, acquired in connection with the Multilayer Tek Asset Acquisition (as defined below), and (v) add MTLP as a co-Borrower under the Loan Documents.

                                    AGREEMENT

         IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

         1. Capitalized Terms. Capitalized terms that are used but not defined in this Amendment have the meanings given to them in the Loan Agreement.

         2. Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                  a. "Fixed Charges" means income taxes and interest expense for Borrowers and their Subsidiaries, calculated on a Consolidated basis in accordance with GAAP; plus the sum of regularly scheduled payments of principal under any promissory notes delivered in consideration for acquisition of Multilayer Technology, Inc. and TTI TesTron (meaning notes payable to the sellers of such companies in consideration of the purchase), respectively; plus long-term debt principal payments and redemption payments (except as set forth below); plus all other payments of principal, interest and other amounts if the failure to pay such amounts would have a material adverse impact on any Borrower or its operations, calculated in each case on the basis of the four Quarters immediately preceding the date of calculation. Fixed Charges excludes earn-out payments which the Borrowers are obligated to make arising out of any acquisitions.

                  b. "Maturity Date" means the earlier of (i) acceleration, or
                  (ii) June 30, 2002.

                  c. "Maximum Loan Amount" means $80,000,000, subject to reductions in such amount pursuant to Section 2.1(j) below, minus the Letter of Credit Liability (taking into account the face amount of any requested Letter of Credit).

                  d. "Notes" means the promissory notes made by Borrowers and evidencing the Loan, as they may be amended, restated, extended or supplemented from time to time and all notes given in substitution therefor, including without limitation: (a) the Promissory Note, as amended by Amendment to Promissory Note executed December 20, 1996, as further amended by Second Amendment to Promissory Note dated as of even date herewith, in the amended principal amount of $20,000,000 from Borrowers payable to Norwest evidencing Norwest's Percentage Interest of the Loan, (b) the Promissory Note, as amended by Amendment to Promissory Note executed December 20, 1996, as further amended by Second Amendment to Promissory Note dated as of even date herewith, in the amended principal amount of $20,000,000 from Borrowers payable to Chase evidencing Chase's Percentage Interest in the Loan, (c) the Promissory Note, as amended by Amendment to Promissory Note executed December 20, 1996, as further amended by Second Amendment to Promissory Note dated as of even date herewith, in the amended principal amount of $20,000,000 from Borrowers payable to Harris evidencing Harris's Percentage Interest in the Loan, and (d) the Promissory Note, as amended by Amendment to Promissory Note executed December 20, 1996, as further amended by Second Amendment to Promissory Note dated as of even date herewith, in the amended principal amount of $20,000,000 from Borrowers payable to NBD evidencing NBD's Percentage Interest in the Loan, together with any and all renewals, extensions, amendments and changes of, or substitutions for such notes.

         3. Request for Advance under the Loan. Section 2.1(g)(i) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           (i) Each request for an Advance under the Loan must be substantially in the form of the Request for Advance (subject to modifications approved by

                           Agent) and submitted to the Agent on or before noon Denver, Colorado time on (A) the Business Day such Advance is requested to be made if such Advance is a Base Rate Advance, or (B) three Business Days preceding the date such Advance is requested to be made if such Advance is a LIBOR Rate Advance. Upon receipt of a Request for Advance, the Agent shall promptly provide a copy thereof to each Lender. If all conditions precedent to each Advance have been met by noon Denver time on the Business Day such Advance is requested to be made, each Lender shall make available to the Agent, by 3:00 p.m. Denver, Colorado time on such Business Day, in immediately available funds the amount of such Lender's Percentage Interest of the amount specified in the Request for Advance; provided, however, that the Lenders shall not be obligated to make any Advance to Borrowers that would result in the aggregate unpaid principal balance outstanding under the Loan exceeding the Maximum Loan Amount (other than Advances to the Agent to fund draws under a Letter of Credit).

         4. Funded Debt to EBITDA. Section 7.11(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           (a) Funded Debt to EBITDA. (i) For the four-Quarter period ending September 30, 1997 (based on the Quarter ending such date and the preceding three Quarters) and for the four-Quarter period ending December 31, 1997 (based on the Quarter ending such date and the preceding three Quarters), Borrowers shall maintain a ratio of Funded Debt (as of the last day of such Quarter) to EBITDA (excluding from EBITDA an amount equal to four Quarters of interest due and payable on the Convertible Subordinated Debt) of less than or equal to 2.0 to 1.0. For each four-Quarter period (based on the Quarter in which the determination is being made and the preceding three Quarters) after January 1, 1998, Borrowers shall maintain a ratio of Funded Debt (as of the last day of such Quarter) to EBITDA (excluding from EBITDA an amount equal to four Quarters of interest due and payable on the Convertible Subordinated Debt) of less than or equal to 1.75 to 1.0.

         5. Fixed Charge Coverage Ratio. Section 7.11(b) of the Loan Agreement is hereby deleted; however, the LIBOR Rate shall continue to be determined based on the ratio of EBITDA to Fixed Charges.

         6.       Interest Coverage Ratio.

                  a. The Loan Agreement is amended by adding a new Section 7.11(f) of the Loan Agreement as follows:

                                    (f) For each four-Quarter period (based on the Quarter in which the determination is being made and the preceding three Quarters), the Borrowers shall maintain an Interest Coverage Ratio of at least 2.0 to 1.0.

                  b. The following definitions are added to Section 1.1 of the Loan Agreement:

                           i. "Interest Coverage Ratio" means for the applicable period the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

                           ii. "Interest Expense" means all interest expense of the Borrowers and their Subsidiaries, including without limitation interest expense attributable to capital leases and operating leases, amortization of debt discount and debt issuance costs, capitalized interest, interest actually paid by the Borrowers on the debt of any other person or entity which is guaranteed by the Borrowers or their Subsidiaries and any and all other interest expense regardless of form or amount; but excluding interest on the Convertible Subordinated Debt.

         7. Current Ratio. Section 7.11(c) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           (c)  Current Ratio.  [INTENTIONALLY DELETED]

         8. Minimum Tangible Net Worth. Section 7.11(e) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           (e)  Minimum Tangible Net Worth. [INTENTIONALLY
                           DELETED]

         9.       Capital Expenditures.

                  a. Section 8.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

                           8.4  Capital Expenditures. [INTENTIONALLY DELETED]

         10.      Investments in New Business.

                  a. Section 8.5(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

                                    "(a) Make any acquisitions of or capital contributions to or other investments in any Person, except that acquisitions are permitted within the Industry; provided that acquisitions within the Industry shall only be permitted to the extent that the Consolidated Net

                                    Worth of DII after the acquisition is not less than the Consolidated Net Worth of DII immediately prior to such acquisition; all acquisitions of or capital contributions to or other investments in any Person outside of the Industry and all other investments require the prior written consent of the Lenders,"

                  b. Section 8.5(b) remains unchanged.

                  c. The following definitions are added to Section 1.1 of the Loan Agreement:

                           i. "Industry" means the same business engaged in by the Borrowers, as determined by Agent in its reasonable discretion, which industries include but are not limited to printed circuit board contract manufacturing, electronic interconnect technologies, electronics process technologies and semi-conductor manufacturing.

                           ii.      "Consolidated Net Worth" means the
                                    consolidated net worth of Borrowers and
                                    their Subsidiaries as determined in
                                    accordance with GAAP.

         11. Indebtedness. Section 8.1(e) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           (e) Indebtedness (which may include Accommodation Obligations for the benefit of Affiliates and related parties but no other Accommodation Obligations) in the aggregate outstanding at any one time (including
                           (c) above, but excluding (a) and (b) above) not exceeding $40,000,000.

         12.      Addition of MTLP as Co-Borrower.

                  a. MTLP is hereafter a co-borrower with respect to the Loan, jointly and severally liable with the Existing Borrowers pursuant to the terms of the Loan Agreement, as amended by this Amendment, the Note (as made by MTLP and amended concurrent herewith) and the other Loan Documents (as amended concurrent herewith). Accordingly, all references in this Amendment and the Loan Agreement to the term "Borrower" hereafter mean and refer to MTLP as well as to each of the Existing Borrowers, and to the term "Borrowers" hereafter mean and refer to MTLP and the Existing Borrowers, collectively.

                  b. MTLP hereby represents that there is nothing preventing MTLP from entering into this Amendment or assuming all obligations of co-Borrower under the Loan Documents and co-Maker of the Notes. MTLP further represents and warrants that all representations and warranties of "Borrowers" set forth in the Loan Documents are true and correct with respect to MTLP as of the date hereof as if such representations and warranties were being made by MTLP.

         13. Conditions Precedent. All of Lenders' agreements and obligations under this Amendment are conditioned upon and subject to satisfaction of all the following conditions in a manner acceptable to Agent in its sole discretion on or before August 8, 1997 (except as set forth below):

                  a. Borrowers shall have paid each of the Lenders a facility fee in the amount of $15,000.00.

                  b. Borrowers shall have paid Agent such additional fee as has been mutually agreed upon by Borrowers and Agent.

                  c. No Event of Default or Unmatured Event of Default shall have occurred as of the date hereof.

                  d. Borrowers shall have executed and delivered the documents described on Schedule I attached hereto.

         14. Failure of Conditions Precedent. In the event that any of the conditions set forth above are not satisfied as of the date hereof, all of Lenders' obligations hereunder shall be, at the option of the Agent, null and void and of no further force and effect whatsoever.

         15.      Multilayer Tek Asset Acquisition.

                  a. DII through MTLP, or another entity owned or controlled by DII, intends to acquire certain circuit board manufacturing assets (the "Multilayer Tek Asset Acquisition") from International Business Machines, Inc. ("IBM") in connection with IBM's existing operation in Austin, Texas.

                  b. On or before 30 days after the closing of the Multilayer Tek Asset Acquisition, Borrowers shall have pledged or caused to be pledged to Agent, as agent for Lenders, as additional security for the Loan, all assets (including, without limitation, all inventory, accounts receivable, equipment, general intangibles, notes receivable and real estate) acquired in the Multilayer Tek Asset Acquisition (the "Collateral"), subject to only those liens and encumbrances approved in writing by Agent.

                  c. On or before 30 days after the closing of the Multilayer Tek Asset Acquisition, Borrowers shall deliver such opinions of counsel and shall execute all such documents and take all such actions or cause any other party to execute all such documents and take all such actions as Agent may reasonably require in connection with the provisions of this Section 15 or the Multilayer Tek Asset Acquisition.

                  d. On or before 30 days after the closing of the Multilayer Tek Asset Acquisition, Borrower shall obtain a landlord waiver, in form and substance satisfactory to Agent, from the lessor of any facilities at which any Collateral is located.

                  e. In the event that MTLP or any other subsidiary of DII acquires any real estate in connection with the Multilayer Tek Asset Acquisition at any time after the closing of such acquisition, immediately upon acquiring such real estate, MTLP shall grant to the Agent or DII shall cause such other subsidiary to grant to the Agent, as agent for the Lenders, a valid perfected first priority lien on such real estate subject only to exceptions approved by Agent in its sole discretion and execute all documents required in connection therewith, including, without limitation, Environmental Indemnity Agreement.

         16. Fees and Expenses. Borrowers shall pay all costs and expenses incurred by Agent in connection with this Amendment and the amendments to the other Loan Documents within 15 days after request by Agent. At the option of the Agent, failure to pay such costs and expenses shall constitute an Event of Default under the Loan Agreement.

         17. Further Assurances. Borrowers shall execute all documents and instruments and take all actions, and shall use its best efforts to cause any other party, to execute all documents and instruments and take all actions as the Agent may reasonably require to effect the transactions contemplated by this Amendment.

         18. Representations and Warranties. Borrowers hereby certify to the Lenders that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of Borrowers' representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects, and no Event of Default or Unmatured Event of Default has occurred under any Loan Document (as amended concurrent herewith). Without limiting the generality of the foregoing, Borrowers represent and warrant to the Lenders that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrowers, that each person executing this Amendment on behalf of Borrowers is duly authorized to do so, and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrowers.

         19.      Loan Documents.

                  a. The Lenders, the Agent, and Borrowers agree that all of the Loan Documents shall be amended to reflect the amendments set forth herein.

                  b. All references in any document to the Loan Agreement hereafter refer to the Loan Agreement as amended pursuant to this Amendment.

                  c. All references in the Loan Agreement to the Loan Documents, or any particular Loan Document, hereby refer to such Loan Documents as amended pursuant to the amendments executed concurrent herewith.

         20. Continuation of the Loan Agreement Except as specified in this Amendment, the provisions of the Loan Agreement remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement, the terms of this Amendment control.

         21.      Miscellaneous.

                  a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

                  b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  c. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

                  d. Time is of the essence hereof with respect to the dates, terms and conditions of this Amendment and the documents to be delivered pursuant hereto.

                  e. This Amendment constitutes the entire agreement between Borrowers, the Agent, and the Lenders concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrowers, the Agent and the Lenders and designated as an amendment or modification of the Loan Agreement.

                  f. If any provision of this Amendment is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

                  g. The section headings herein are for convenience only and shall not affect the construction hereof.

EXECUTED as of the date first set forth above.

                                    LENDERS:

                                    NORWEST BANK COLORADO, NATIONAL ASSOCIATION


                                    By:
                                        ---------------------------------------
                                        Karen I. Hardy
                                        Vice President

                                    THE CHASE MANHATTAN BANK, a New York state
                                        bank, as successor to The Chase
                                        Manhattan Bank, N.A., a national banking association


                                    By:
                                        ---------------------------------------
                                        Michael Brunner
                                        Vice President

                                    HARRIS TRUST AND SAVINGS BANK, an Illinois
                                        state bank


                                    By:
                                        ---------------------------------------
                                        James H. Colley
                                        Vice President

                                    NBD BANK, a Michigan banking corporation


                                    By:
                                        ---------------------------------------
                                        Marguerite C. Mullins
                                        Vice President

                                    AGENT:

                                    NORWEST BANK COLORADO, NATIONAL ASSOCIATION,
                                        a national banking association


                                    By:
                                        ---------------------------------------
                                        Karen I. Hardy
                                        Vice President


BORROWERS:

THE DII GROUP, INC. (formerly known as
DOVatron International, Inc.), a
Delaware corporation


By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer


DOVATRON INTERNATIONAL, INC.,
(formerly known as DOVatron, Inc.),
a Delaware corporation

By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer


CENCORP INC., a Delaware corporation


By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer

MULTILAYER TECHNOLOGY, INC., a
California corporation



By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer


TTI TESTRON, INC., (formerly known as
TTI Merger Corporation), a Delaware
corporation, as successor to TTI
TesTron, Inc., a Rhode Island corporation



By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer


ORBIT SEMICONDUCTOR, INC., a Delaware
corporation (formerly known as DII
Merger, Inc.



By:
     ---------------------------------------
     Carl R. Vertuca Jr.
     Senior Vice President and
     Chief Financial Officer


MULTILAYER TEK, LP,
a Texas limited partnership



By:
     ---------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------

                                   SCHEDULE I

    Attached to and forming a part of the Second Amendment to Loan Agreement, dated August __, 1997,
     among The DII Group, Inc.; DOVatron International, Inc.; CENCORP Inc.;
                 Multilayer Technology, Inc.; TTI TesTron, Inc.;
             Orbit Semiconductor, Inc.; Multilayer Technology, LP;
                  Norwest Bank Colorado, National Association;
      The Chase Manhattan Bank; Harris Trust and Savings Bank; and NBD Bank


                                 (See Attached)